EXHIBIT 10.6

AMENDMENT NO. 2

AMENDMENT NO. 2, dated as of October 29, 2018 (this “Amendment”), among WESTROCK COMPANY, a Delaware corporation (the “Company”), the other Credit Parties, the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Agent”), to the Credit Agreement dated as of October 31, 2017 (as amended by Amendment No. 1, dated as of March 7, 2018, and as further amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the other Credit Parties from time to time party thereto, the Agent and the Lenders and Issuing Lenders referred to therein.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, pursuant to Section 9.1(i) of the Credit Agreement, the Credit Parties, the Lenders and the Agent desire to amend the Credit Agreement to extend each of the Lenders’ Commitments thereunder on the terms set forth herein and to effect certain other amendments.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.Amendment.  Effective as of the Amendment No. 2 Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)The following defined terms shall be added to Section 1.1 of the Credit Agreement in alphabetical order:

(i)“Amendment No. 2 Effective Date” means October 29, 2018.

(ii)“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

(iii)“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

(b)Section 1.1 of the Credit Agreement is amended by restating the definition of “Revolving Maturity Date” therein as follows:

“Revolving Maturity Date” means October 28, 2019.

(c)Section 5.7 of the Credit Agreement is amended by (i) deleting the word “and” after the semicolon in subsection (i); (ii) replacing the period at the end of subsection (j) with a semicolon and adding the word “and” thereafter; and (iii) by adding the following new subsection (k):

“(k) a notification of any change in the information provided in the Beneficial Ownership Certification provided to Lenders on or prior to the Amendment No. 2 Effective Date that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.”

Section 2.Representations and Warranties.  The Credit Parties represent and warrant to the Lenders and the Agent as of the Amendment No. 2 Effective Date that:

(a)At the time of and immediately after giving effect to this Amendment, the representations and warranties set forth in the Credit Documents are true and correct in all material respects (except to the extent that any such representation or warranty is qualified by materiality, in which case such representation and warranty shall be true and correct) with the same effect as if made on the Amendment No. 2 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

(b)At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(c)As of the Amendment No. 2 Effective Date, the information included in the Beneficial Ownership Certification (as defined below) provided on or prior to the Amendment No. 2 Effective Date to any Lender in connection with this Amendment is true and correct in all respects.

Section 3.Conditions to Effectiveness.  This Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) on which:

(a)the Agent (or its counsel) shall have received from the Credit Parties and each Lender, a counterpart of this Amendment signed on behalf of each such party;

(b)the Agent (or its counsel) shall have received the following (or their equivalent), each (other than with respect to clause (iv)) certified by the secretary or assistant secretary of the Company as of the Amendment No. 2 Effective Date to be true and correct and in force and effect pursuant to a certificate in a form reasonably satisfactory to the Agent: (i) copies of the articles of incorporation or charter documents of the Company, certified by the secretary or assistant secretary of the Company as of the Amendment No. 2 Effective Date to be true and correct and in force and effect pursuant to a certificate in a form reasonably satisfactory to the Agent, and that the articles or charter documents are in full force and effect; (ii) copies of resolutions of the board of directors of the Company approving and adopting this Amendment (including the transactions contemplated herein) and authorizing execution and delivery hereof; (iii) copies of the bylaws, operating agreement or partnership agreement of the Company, and that such by-laws, operating agreements or partnership agreements are in full force and effect; and (iv) copies, where applicable, of a certificate of good standing of the Company in its state of organization, certified as of a recent date by the appropriate Governmental Authorities of the applicable state of organization;

(c)the representations and warranties set forth in Section 2 hereof shall be true and correct and the Agent shall have received a certificate of a Responsible Officer to such effect;

(d)the Agent shall have received a legal opinion of Cravath, Swaine & Moore LLP, special New York counsel to the Company, in form and substance reasonably acceptable to the Agent;

(e)the Agent shall have received a certificate, in form and substance reasonably satisfactory to it, of a Responsible Officer certifying that immediately after giving effect to this Amendment, the Credit Parties taken as a whole are solvent as of the Amendment No. 2 Effective Date;

(f)the Company shall have paid (i) all fees required to be paid on the Amendment No. 2 Effective Date pursuant to the Engagement Letter, dated as of September 27, 2018 (the “Engagement Letter”), among the Company, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association and (ii) all fees and expenses due and payable pursuant to Section 4 hereof; and

(g)to the extent requested by the Agent or any Lender not less than five (5) days prior to the Amendment No. 2 Effective Date, the Lenders shall have received a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in relation to the Company (a “Beneficial Ownership Certification”).

Section 4.Fees and Expenses.  The Company agrees to (a) reimburse the Agent for the reasonable and documented out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Agent and (b) on the Amendment No. 2 Effective Date, pay the Agent, for the ratable account of the Lenders party hereto with respect to their respective Commitments, an extension fee equal to 0.03% of each such Lender’s Commitments immediately after giving effect to the Amendment (for the avoidance of doubt, the extension fee referenced in this clause (b) represents the extension fee payable pursuant to Section 3(b) of the Engagement Letter and shall not be paid in addition to such fee).

Section 5.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

Section 6.Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8.Effect of Amendment.  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Credit Agreement”, “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended or waived by this Amendment.  The Credit Agreement, the Notes and each of the other Credit

Documents, as specifically amended or waived by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Credit Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, but rather constitute a modification thereof pursuant to the terms contained herein.  This Amendment constitutes a Credit Document.

Section 9.Acknowledgement and Consent. (a) Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments of the Credit Agreement effected pursuant to this Amendment.  Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Credit Party Obligations” under each of the Credit Documents to which is a party (in each case as such terms are defined in the applicable Credit Document).

(b)Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

(c)Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:WESTROCK COMPANY

By:	/s/ John D. Stakel Name: John D. Stakel Title: Senior Vice President and Treasurer

GUARANTORS:WESTROCK RKT COMPANY

By:	/s/ John D. Stakel Name: John D. Stakel Title: Senior Vice President and Treasurer

WESTROCK MWV, LLC

By: /s/ John D. Stakel
Name:John D. Stakel
Title: Senior Vice President and Treasurer

[Signature Page to WestRock Amendment No. 2]

AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ Kay Reedy Name: Kay Reedy Title:Managing Director

[Signature Page to WestRock Amendment No. 2]

LENDER:	MIZUHO BANK, LTD., as a Lender

By:	/s/ Raymond Ventura Name: Raymond Ventura Title: Managing Director

[Signature Page to WestRock Amendment No. 2]

LENDER:	MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, LTD.), as a Lender

By:	/s/ Liwei Liu Name: Liwei Liu Title:Vice President

[Signature Page to WestRock Amendment No. 2]